Exhibit 4.5.2



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Nomination Notice
Security Trust Deed - SMHL Global Fund No. 9


To:               Perpetual Limited
                  ABN 86 000 431 827
                  of Level 12, 123 Pitt Street, Sydney, New South Wales (Issuing Trustee)

                  Perpetual Trustee Company Limited
                  ABN 42 000 001 007
                  of Level 12, 123 Pitt Street, Sydney, New South Wales (Security Trustee)

                  The Bank of New York
                  of 101 Barclay Street, Floor 21 West, New York, New York, United States of America
                  (Note Trustee)

From:             ME Portfolio Management Limited
                  ABN 79 005 964 134
                  of Level 23, 360 Collins Street, Melbourne, Victoria
                  (Manager)



We refer to the Security Trust Deed - SMHL Global Fund No. 9 dated 17 August 2006 between the Issuing Trustee, the Security Trustee, the Note Trustee and the Manager (Security Trust Deed).

For the purposes of clause 6.3(a)(4) of the Security Trust Deed we hereby nominate 9 August 2012 as the date the Manager must not at any time cause the fixed interest rate period for any Mortgage to end on or after.

A word or phrase (unless otherwise defined in this Nomination Notice) defined in the Security Trust Deed has the same meaning as in the Security Trust Deed when used in this Nomination Notice.



Dated:            21 September 2006

Signed for and on behalf of
ME Portfolio Management Limited
by two of its Authorised Signatories:


  /s/ Paul Garvey                                   /s/ N. Vamvakas
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  Authorised Signatory                              Authorised Signatory


  Paul Garvey                                       N. Vamvakas
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  Name (please print)                               Name (please print)